Exhibit 99(a)(1)(C)

NOTICE OF WITHDRAWAL

OF SURRENDER OF

VECTOR GROUP LTD.

3 ⅞% VARIABLE INTEREST SENIOR CONVERTIBLE DEBENTURES DUE 2026

CUSIP Numbers: 92240MAL2 and 92240MAJ7

Pursuant to the Company Repurchase Notice

Dated May 11, 2012

This offer will expire at 5:00 p.m., New York City time, on June 15, 2012 (the “Repurchase Date”). Holders of debentures must submit a Repurchase Notice no later than 5:00 p.m., New York City time, on June 15, 2012 in order to receive the principal amount outstanding plus accrued and unpaid interest to, but excluding, June 15, 2012 (the “Repurchase Amount”). Repurchase Notices may be withdrawn if the holder submits and the Paying Agent receives this completed and signed notice of withdrawal at or before 5:00 p.m., New York City time, on June 15, 2012. Holders must also surrender a Debenture subject to a valid and timely Repurchase Notice to the Paying Agent before receiving any Repurchase Price for that Debenture. Holders that surrender through DTC need not submit a physical repurchase notice to the Paying Agent if such holders comply with the transmittal procedures of DTC.

The address and telephone and fax number for the Paying Agent is Wells Fargo Bank, N.A., 7000 Central Parkway NE, Suite 550, Atlanta, GA 30328, Attention: Stefan Victory, Vice President, Phone: (770) 551-5117, Fax: (770) 551-5118.

All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Repurchase Notice, dated May 11, 2012, of Vector Group Ltd. relating to the repurchase by the Company, at the option of the Holder thereof, of the Company’s 3 ⅞% Variable Interest Senior Convertible Debentures Due 2026 for the principal amount outstanding, which shall be paid together with accrued and unpaid interest to, but excluding, June 15, 2012, subject to the terms and conditions of the Indenture.

This Notice of Withdrawal is to be completed by registered Holders of Debentures desiring to withdraw the delivery of a Repurchase Notice with respect to such Debentures if (1) a Repurchase Notice has previously been delivered to the Paying Agent, or (2) delivery of a Repurchase Notice has been previously made pursuant to the procedures of the DTC described under the caption “Procedures to be Followed by Holders Electing to Exercise the Option” in the Company Repurchase Notice.

Ladies and Gentlemen:

The Undersigned hereby withdraws the Undersigned’s previously delivered Repurchase Notice with respect to the Debentures described below.

The Undersigned understands that the withdrawal of the Repurchase Notice with respect to Debentures previously surrendered for repurchase, effected by this Notice of Withdrawal, may not be rescinded and that such Debentures will no longer be deemed to be validly surrendered for repurchase for purposes of the Undersigned’s Repurchase Notice. Such withdrawn Debentures may be re-surrendered for repurchase only by following the procedures for surrendering set forth in the Company Repurchase Notice.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the Undersigned, and any obligations of the Undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the Undersigned.

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DESCRIPTION OF DEBENTURES BEING WITHDRAWN

Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Debentures) (1)	Debentures Being Withdrawn (Attach additional signed list, if necessary)
	Certificate Number(s) (2)	Principal Amount Being Withdrawn (3)	Principal Amount Remaining Subject to Repurchase (3)

Totals

(1)	Must correspond exactly to the name that appears on the certificate for the Debentures and the Paying Agent’s record of registered Holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

(2)	Not applicable to DTC participants.

(3)	Unless otherwise specified, the entire aggregate principal amount evidenced by such Debentures will be deemed to have been withdrawn.

METHOD OF DELIVERY

☐	CHECK HERE IF DEBENTURES WERE PHYSICALLY DELIVERED TO THE PAYING AGENT.

☐	CHECK HERE IF DEBENTURES WERE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:
Address:
Telephone:
Facsimile:
Contact Person:
Date Surrendered:
DTC Account Number:
Transaction Code Number:

SIGN HERE

(To Be Completed by All Registered Holders of Debentures Being Withdrawn)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Debentures or on a security position listing or by person(s) authorized to become registered Holder(s) of the Debentures by documents transmitted with this Notice of Withdrawal. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Date:___________, 2012

Name(s):

(Please Print)

Capacity (full title):

Area Code(s) and Telephone Number(s):
The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:
(Include Zip Code)

Date:___________, 2012